--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        Choice One Communications Inc.
     --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                  April 27, 2001

To Our Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of Choice One Communications Inc. at the Auditorium, 100 Chestnut Street, Rochester, New York 14604 on Wednesday, May 23, 2001, at 9:00 a.m.

   The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. This package also contains the Company's 2001 Annual Report to Stockholders, which consists of the Company's 2001 glossy report and its Form 10-K for the fiscal year ended December 31, 2000 that sets forth important business and financial information concerning the Company.

   We hope you will be able to attend this year's Annual Meeting.

                                        Very truly yours,




                                        /s/ Steve M. Dubnik
                                        Chairman of the Board and
                                        Chief Executive Officer

                         CHOICE ONE COMMUNICATIONS INC.
                              100 Chestnut Street
                           Rochester, New York 14604

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held on May 23, 2001

   The Annual Meeting of Stockholders of Choice One Communications Inc. (the "Company") will be held at the Auditorium, 100 Chestnut Street, Rochester, New York 14604 on Wednesday, May 23, 2001, at 9:00 a.m. for the purpose of considering and acting upon the following matters:

     (1) The election of three directors for terms expiring at the Company's 2004 Annual Meeting of Stockholders;

     (2) The ratification or disapproval of the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants for the year ending December 31, 2001; and

     (3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

   Pursuant to the provisions of the By-laws of the Company, the Board of Directors has fixed the close of business on April 6, 2001 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

   ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY MAIL IT TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                                          By Order of the Board of Directors,


                                          /s/ Kim Robert Scovill
                                          Vice President Regulatory Affairs,
                                          General
                                          Counsel and Secretary

April 27, 2001
Rochester, New York

[LOGO CHOICE ONE COMMUNICATIONS]

                         CHOICE ONE COMMUNICATIONS INC.
                              100 Chestnut Street
                           Rochester, New York 14604

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

   This Proxy Statement is being mailed to stockholders of Choice One Communications Inc., a Delaware corporation (the "Company" or "Choice One"), on or about April 27, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders of the Company to be held on May 23, 2001 and any adjournments thereof (the "Annual Meeting"). Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of proxy for the Annual Meeting. This proxy statement is also accompanied by the Company's 2001 Annual Report to Stockholders, which consists of the Company's 2001 glossy report and its Form 10-K for the fiscal year ended December 31, 2000 that sets forth important business and financial information concerning the Company.

   The Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately 37,807,589 shares of its common stock, $.01 par value (the "Common Stock"). Holders of the Company's Common Stock are entitled to one vote per share.

   All proxies which are properly completed, signed and returned to the Company in a timely manner will be voted in accordance with the instructions thereon. Proxies may be revoked by any stockholder through written notice to the Secretary of the Company prior to the exercise thereof, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

   A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting. The directors will be elected by a plurality of the votes cast by the holders of the shares of the Company's Common Stock entitled to vote at the Annual Meeting. A majority of the votes cast by the holders of the Company's Common Stock entitled to vote at the Annual Meeting is required for the ratification of the appointment of independent accountants.

   With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not affect the outcome of the voting in such election. With regard to other proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions and votes withheld in respect of the proposal to ratify the appointment of independent accountants for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but not as votes having been cast in respect of such proposal. Accordingly, such abstentions and votes withheld will not affect the outcome of the voting on that proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for the purpose of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that all proposals being presented to stockholders at the Annual Meeting are discretionary proposals and, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of these proposals, however, the Company intends to treat such broker non-votes as stated above.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The By-laws of the Company provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, and that directors will be elected for terms of three years on a staggered basis. The Board of Directors is currently composed of eight directors, three whose terms expire in 2001, three whose terms expire in 2002 and two whose term expires in 2003. Unless authority to vote for the election of a director is specifically withheld by appropriate designation, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of John B. Ehrenkranz, Michael M. Janson and Richard Postma as directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified.

   All nominees presently are members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than three. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected to office. In such case, however, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

   Certain information concerning the nominees and directors continuing in office is set forth in the following table.

                                                Principal Occupation, Business
                Name                  Age        Experience and Directorships
                ----                  ---       ------------------------------
 Directors whose terms expire in 2001 and
  Nominees For Terms Expiring In 2004
 John B. Ehrenkranz................   35   Managing Director of Morgan Stanley &
                                           Co. Incorporated where he has been
                                           employed since 1987. Mr. Ehrenkranz is
                                           also a Managing Director of both Morgan
                                           Stanley Capital Partners III, Inc.
                                           ("MSCP III, Inc.") and MSDW Capital
                                           Partners IV, Inc. ("MSDWCP IV, Inc."),
                                           the managing members of the general
                                           partners of each of the affiliates of
                                           Morgan Stanley and Co. Incorporated
                                           that have invested in the Company (the
                                           "Morgan Stanley Entities").
                                           Mr. Ehrenkranz also currently serves on
                                           the Board of Directors of Allegiance
                                           Telecom, Inc. as well as other
                                           privately held companies.
 Michael M. Janson.................   53   Managing Director of Morgan Stanley &
                                           Co. Incorporated where he has been
                                           employed since 1987. Mr. Janson is also
                                           a Managing Director of both MSCP III,
                                           Inc. and MSDWCP IV, Inc., the managing
                                           members of the general partners of each
                                           of the Morgan Stanley Entities.
 Richard Postma....................   49   Co-Chairman and Chief Executive Officer
                                           of RVP Development Company since 1996
                                           and Co-Chairman and Chief Executive
                                           Officer of RVP Fiber Company since
                                           August 2000. Mr. Postma was the Co-
                                           Chairman, Chief Executive Officer and
                                           co-founder of US Xchange, Inc. from
                                           October 1996 through August 2000. He
                                           has over 15 years of experience in the
                                           telecommunications industry, having
                                           served as General Counsel to Teledial
                                           America, Inc., Teledial America of
                                           North Carolina, Digital Signal, Inc.,
                                           City Signal, Inc. and US Signal for
                                           various periods between 1983 and 1996.
                                           During the period from 1983 to December
                                           1997, Mr. Postma was a partner in the
                                           Grand Rapids, Michigan law firm of
                                           Miller, Johnson, Snell & Comiskey,
                                           P.L.C.

                                               Principal Occupation, Business
                Name                Age         Experience and Directorships
                ----                ---        ------------------------------
 Directors whose Terms Expire in 2002
 Steve M. Dubnik..................   38  Chairman of the Board, President, Chief
                                         Executive Officer and Co-Founder. Prior
                                         to founding Choice One in June 1998, Mr.
                                         Dubnik served in various capacities with
                                         ACC Corp., including as the President and
                                         Chief Operating Officer of North American
                                         Operations of ACC from November 1996 to
                                         April 1998 and as Chairman of the Board
                                         of Directors of ACC TelEnterprises Ltd.
                                         from July 1994 to April 1998. From
                                         December 1997 to April 1998, he also
                                         jointly performed the functions of Chief
                                         Executive Officer of ACC.
 Bruce M. Hernandez...............   40  Managing member of Spire Capital
                                         Partners, L.L.C and managing member of
                                         Waller-Sutton Media Partners, L.L.C.,
                                         where he was Chief Executive Officer from
                                         1997 through 1999. Mr. Hernandez
                                         previously served as Chief Financial
                                         Officer of Horizon Cellular from 1993 to
                                         1997.
 Robert M. Van Degna..............   56  Managing Director of Navis Partners, LLC
                                         since June 30, 2000. Prior to this, Mr.
                                         Van Degna was Chairman and CEO of Fleet
                                         Equity Partners, which he organized in
                                         1982, and held a variety of lending and
                                         management positions at FleetBoston since
                                         1971.
 Directors whose terms expire in 2003
 Royce J. Holland.................   56  Chairman of the Board and Chief Executive
                                         Officer of Allegiance Telecom, Inc.,
                                         which he founded in April 1997. Prior to
                                         founding Allegiance, Mr. Holland was one
                                         of several co-founders of MFS
                                         Communications, where he served as
                                         President and Chief Operating Officer
                                         from April 1990 until September 1996 and
                                         as Vice Chairman from September 1996 to
                                         February 1997. In November 1999, Mr.
                                         Holland was appointed by Texas Governor
                                         George W. Bush to the Texas (Electronic)
                                         E-Government Task Force. Mr. Holland also
                                         presently serves on the Board of
                                         Directors of CSG Systems, a publicly held
                                         billing services company; Metasolv, a
                                         publicly held software development
                                         company; and Completel, a publicly held
                                         European competitive local exchange
                                         carrier.
 James S. Hoch....................   40  Managing Director of Morgan Stanley & Co.
                                         Incorporated where he has been employed
                                         since 1982. Mr. Hoch is also a Managing
                                         Director of both MSCP III, Inc. and MSCP
                                         IV, Inc., the managing members of the
                                         general partners of each of the Morgan
                                         Stanley Entities. He is also a member of
                                         the Board of Directors of Silgan
                                         Holdings, Inc., PrimaCom AG and two other
                                         privately held European
                                         telecommunications companies.


   Under the transaction agreement among the Company, institutional investors in the Company and certain members of management of the Company, the parties to the transaction agreement agreed to vote for nominees of certain institutional investors. Messrs. Ehrenkranz, Janson and Hoch were designated for election by the Morgan Stanley Entities, Mr. Van Degna was designated for election by the Fleet entities and Mr. Hernandez was designated for election by Waller-Sutton Media Partners L.P.

Board of Directors and Committees of the Board

   The Company's Board of Directors met 14 times during the year ended December 31, 2000. Each of the directors attended 75% or more of the meetings held by the Board of Directors and any Committees of the Board of Directors on which such person served during the last fiscal year. The Board of Directors has five standing committees: the Audit Committee, the Executive Committee, the Employee Option Plan Committee, the Compensation Committee and the Pricing Committee. The Board does not have a standing nominating committee.

   The Audit Committee met seven times during the year ended December 31, 2000. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. In February 2000, the Board of Directors formally adopted a charter for the Audit Committee. The Audit Committee Charter is attached as Annex A to this Proxy Statement. The current members of the Audit Committee are Messrs. Ehrenkranz, Hernandez and Van Degna. Each of the Audit Committee members is independent, as defined in Rule 4200(a) of the National Association of Securities Dealers' listing standards.

   The Compensation Committee met twice during the year ended December 31, 2000. The Compensation Committee reviews and recommends compensation arrangements for management of the Company. The current members of the Compensation Committee are Messrs. Ehrenkranz, Hernandez and Van Degna.

   The Executive Committee did not meet during the year ended December 31, 2000. The Executive Committee has the authority to act as a liaison between the Board and executive management and exercise such powers as shall be delegated to it from time to time by the Board. Pursuant to the Company's Certificate of Incorporation and the transaction agreement among the Company, the Morgan Stanley Entities, the Fleet entities, Waller-Sutton and certain management investors, the Executive Committee will be comprised of the Company's chief executive officer and, contingent on continued stock ownership by certain investors, up to three other representatives. One member may be designated by each of Morgan Stanley Capital Partners, the Fleet entities and Waller-Sutton so long as that investor is entitled to designate a director to the Board. The current members of the Executive Committee are Messrs. Dubnik, Ehrenkranz, Hernandez and Van Degna.

   The Employee Option Plan Administration Committee met one time during the year ended December 31, 2000. The Employee Option Plan Administration Committee administers the Company's 1998 Employee Stock Option Plan. This committee consists of Messrs. Ehrenkranz, Hernandez and Van Degna.

   The Pricing Committee met four times during the year ended December 31, 2000. The Pricing Committee has the authority to:

  . select one or more financial advisors or underwriters for any underwritten offering or capital markets activities for the account of the Company;

  . negotiate the pricing and other terms applicable to the engagement of any financial advisors or underwriters; and

  . exercise such other powers as shall be delegated to it from time to time by the Board.

   Pursuant to the Company's Certificate of Incorporation and the transaction agreement described above, the Pricing Committee will be comprised of the Company's chief executive officer and, contingent on continued stock ownership by certain investors, up to three other representatives. One member may be designated by each of Morgan Stanley Capital Partners, the Fleet entities and Waller-Sutton so long as that investor is entitled to designate a director to the Board. The current members of the Pricing Committee are Messrs. Dubnik, Ehrenkranz, Hernandez and Van Degna.

Compensation Committee Interlocks and Insider Participation

   During the year ended December 31, 2000, the members of the Compensation Committee were Messrs. Ehrenkranz, Hernandez and Van Degna. None of these directors is or has been an executive officer or employee of the Company.

Compensation of Directors

   Directors, other than those who also are employees of the Company, are reimbursed for certain reasonable expenses incurred in attending Board or Committee meetings and are eligible for awards under the Company's 1999 Directors' Stock Option Plan. The Directors' Plan provides for initial option grants with respect to 10,000 shares of Common Stock to be made to each eligible director upon his or her first election to the Company's Board of Directors and subsequent annual grants of options to purchase 5,000 shares of Common Stock. Options are exercisable for 10 years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the Common Stock at the time such option is granted. The plan provides that initial grants thereunder vest 25% annually over a four-year period. During the year ended December 31, 2000, each of Messrs. Ehrenkranz, Hernandez, Holland, Janson and Van Degna received initial grants upon the consummation of the Company's initial public offering on February 16, 2000 and each of Messrs. Postma and Hoch received initial grants upon their election to the Company's Board of Directors in accordance with the Directors' Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 2000 and written representations from certain reporting persons, that all filing requirements were timely satisfied by the Company's officers and directors except that Mr. Hoch was inadvertently late in filing a Form 3, which was due by October 29, 2000 and filed on December 11, 2000.

Recommendation

   The Board of Directors unanimously recommends a vote FOR the election of Messrs. Ehrenkranz, Janson and Postma as directors of the Company.

   PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Auditors

   The Board of Directors, on the recommendation of the Audit Committee of the Board, has appointed the firm of Arthur Andersen LLP, independent accountants, to audit and report on the financial statements of the Company for the year ending December 31, 2001. Arthur Andersen LLP has been employed by the Company as its independent accountants since 1998. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

Audit Fees

   The Company paid to Arthur Andersen LLP audit fees of $195,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for such year.

Financial Information Systems Design and Implementation Fees

   The Company did not engage Arthur Andersen LLP to provide advice regarding its financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

   Fees billed to the Company by Arthur Andersen LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including services relating to the Company's initial public offering in February 2000 and acquisition of US Xchange in August 2000, totaled $485,000.

Required Vote

   The ratification of the appointment of Arthur Andersen LLP requires a majority of the votes cast by holders of the Company's Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes, if any, will not be treated as votes cast on this matter at the Annual Meeting.

Recommendation

   The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth information regarding the beneficial ownership of outstanding Common Stock as of March 31, 2001 by: (i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each owner of more than 5% of any class of the Company's equity securities, referred to as the 5% owners. Except as set forth in the footnotes below, the business address of each director and executive officer listed below is c/o Choice One Communications Inc., 100 Chestnut Street, Rochester, New York 14604.

                                                                  Shares of
                                                                  Series A
                                             Shares of Common  Preferred Stock
                                            Stock Beneficially  Beneficially
                                                  Owned           Owned (2)
                                            ------------------ ---------------
       Name of Beneficial Owner (1)           Number   Percent Number  Percent
       ----------------------------         ---------- ------- ------- -------
Directors and Executive Officers
Steve M. Dubnik (3)(4).....................  2,250,253   5.9%        0     *
Kevin S. Dickens (3)(5)....................  1,110,124   2.9         0     *
Ajay Sabherwal (6).........................    445,054   1.1         0     *
Mae H. Squier-Dow (3)......................  1,100,124   2.9         0     *
Philip H. Yawman (3)(7)....................    665,077   1.7         0     *
John B. Ehrenkranz (8)(9).................. 12,793,780  32.3   200,000   100%
Bruce M. Hernandez (9)(10).................  1,318,007   3.5         0     *
James S. Hoch (11)......................... 12,791,280  32.3   200,000   100
Royce J. Holland (9).......................     68,650     *         0     *
Michael M. Janson (9)(12).................. 12,793,780  32.3   200,000   100
Richard Postma.............................          0     *         0     *
Robert M. Van Degna (9)(13)................  2,648,514   7.0         0     *
All directors and executive officers as a
 group (15 persons) (14)................... 22,676,884  57.3   200,000   100

5% Owners
Morgan Stanley Entities (15)............... 12,791,280  32.3   200,000   100
Ronald VanderPol (16)......................  6,167,819  16.3         0     *
Fleet Entities (17)........................  2,646,014   7.0         0     *
Steve M. Dubnik (3)(4).....................  2,250,253   5.9         0     *
Waller-Sutton Media Partners, L.P. (18)....  1,315,507   3.5         0     *

--------
*  Denotes less than one percent.

 (1) The persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.
 (2) Consists of 200,000 shares of Series A Senior Cumulative Preferred Stock which are owned by Morgan Stanley Dean Witter Capital Partners IV, L.P. and related private equity funds.
 (3) The shares of Common Stock owned by Mr. Dubnik, Mr. Dickens, Ms. Squier-Dow and Mr. Yawman (other than 50,000 shares held by Mr. Dubnik, 10,000 shares held by Mr. Dickens and 5,000 shares held by Mr. Yawman) are subject to vesting. Of these shares, 80% are vested and the remaining 20% will vest on July 8, 2001.
 (4) Includes 708,485 shares of Common Stock held by the Dubnik Family Limited Partnership, of which Mr. Dubnik is sole general partner. Mr. Dubnik disclaims any beneficial ownership of these shares of Common Stock.
 (5) Includes 354,242 shares of Common Stock held by the Dickens Family Limited Partnership, of which Mr. Dickens is sole general partner. Mr. Dickens disclaims any beneficial ownership of these shares of Common Stock.
 (6) All but 5,000 shares of Common Stock owned by Mr. Sabherwal are subject to vesting. Of these shares, 60% are vested and 20% will vest on each of August 19, 2001 and 2002.

 (7) Includes 236,162 shares of Common Stock held by P.H.Y. Associates, L.P. of which Mr. Yawman is the sole stockholder of the sole general partner. Mr. Yawman disclaims any beneficial ownership of these shares of Common Stock.
 (8) Mr. Ehrenkranz is a managing director of Morgan Stanley & Co. Incorporated, MSCP III, Inc., and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. The table includes 11,043,826 shares held by Morgan Stanley Entities, 200,000 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of Common Stock. Mr. Ehrenkranz disclaims beneficial ownership of the shares held by the Morgan Stanley Entities. Mr. Ehrenkranz's business address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.
 (9) Includes 2,500 shares of Common Stock issuable upon the exercise of options held by this director which vested on February 16, 2001. Messrs. Ehrenkranz, Hernandez and Janson disclaim beneficial ownership of their respective options.
(10) Mr. Hernandez is a managing member of Waller-Sutton Media, L.L.C., general partner of Waller-Sutton Media Partners, L.P. The table includes 1,315,507 shares held by Waller-Sutton Media Partners, L.P. Mr. Hernandez disclaims beneficial ownership of the shares held by this entity. Mr. Hernandez's business address is c/o Spire Capital Partners, L.P., 30 Rockefeller Center--Suite 4200, New York, New York 10112.
(11) Mr. Hoch is a managing director of Morgan Stanley & Co. Incorporated and a director of MSCP III, Inc. and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. The table includes 11,043,826 shares held by Morgan Stanley Entities, 200,000 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of Common Stock. Mr. Hoch disclaims beneficial ownership of the shares held by the Morgan Stanley Entities. Mr. Hoch's business address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.
(12) Mr. Janson is a managing director of Morgan Stanley & Co. Incorporated and a director of MSCP III, Inc. and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. The table includes 11,043,826 shares held by Morgan Stanley Entities, 200,000 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of Common Stock. Mr. Janson disclaims beneficial ownership of the shares held by the Morgan Stanley Entities. Mr. Janson's business address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.
(13) Mr. Van Degna is Managing Director of Navis Partners, LLC, and formerly Chairman & Chief Executive Officer of Fleet Private Equity Co., Inc., an affiliate of FleetBoston Financial. He is Chairman and CEO of Silverado III Corp., the general partner of Silverado III, L.P., the general partner of Chisholm Partners III, L.P.; pursuant to an agreement among the holders and general partners, Silverado III Corp. has sole investment and voting authority over the stock of Fleet Venture Resources, Inc.; Mr. Van Degna is Chairman & CEO of Silverado IV Corp. Silverado IV Corp is a general partner of Fleet Equity Partners VI, L.P; Mr. Van Degna is also managing general partner of Kennedy Plaza Partners. The table includes 2,646,014 shares held by these entities. Mr. Van Degna disclaims beneficial ownership of the shares held by these entities. Mr. Van Degna's business address is c/o Navis Partners, 50 Kennedy Plaza, 12th Floor, Providence, Rhode Island 02903.
(14) Includes 12,500 shares of Common Stock issuable upon the exercise of options held by certain directors which vested on February 16, 2001. Messrs. Ehrenkranz, Hernandez and Janson disclaim beneficial ownership of 7,500 of these options.
(15) These shares are owned by the Morgan Stanley Entities, which consist of Morgan Stanley Capital Partners III, L.P. and related private equity funds and Morgan Stanley Dean Witter Capital Partners IV, L.P. and related private equity funds. The address of the Morgan Stanley Entities is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.
(16) Includes 781,250 shares of Common Stock which have been placed in an escrow account to secure the obligations of Mr. VanderPol and US Xchange, Inc. under a merger agreement among the Company, a subsidiary of the Company, Mr. VanderPol and US Xchange pursuant to which US Xchange merged into a subsidiary of the Company.
(17) These shares are owned by Fleet Equity Partners VI, L.P., Fleet Venture Resources, Inc., Chisholm Partners III, L.P. and Kennedy Plaza Partners. Their address is c/o Fleet Equity Partners, 50 Kennedy Plaza, 12th
      Floor, Providence, Rhode Island 02903.
(18) These shares are owned by Waller-Sutton Media Partners L.P. Its address is One Rockefeller Plaza, Suite 3300, New York, New York 10020.

                             EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid during the period from the Company's inception (June 2, 1998) to December 31, 1998, and the years ended December 31, 1999 and December 31, 2000 to the chief executive officer of Choice One and the other four most highly paid executive officers of Choice One whose annual salary and bonus, on a prorated basis, exceeded $100,000 for all services rendered to Choice One during such period.

                           Summary Compensation Table

                                                     Long Term Compensation
                                                     -----------------------
                            Annual Compensation       Restricted  Securities  All Other
                          --------------------------    Stock     Underlying Compensation
                          Year    Salary($) Bonus($) Awards($)(5)  Options      ($)(6)
                          ----    --------- -------- ------------ ---------- ------------
Steve M. Dubnik.......... 2000    $172,846  $20,515        --       21,000      $4,478
  Chairman, President and 1999     142,800   15,070        --          --        4,284
  Chief Executive Officer
                          1998(1)   75,385   14,000        --          --        1,777
Kevin S. Dickens......... 2000     156,269   18,633        --       16,500       4,711
  Co-Chief Operating
  Officer                 1999     132,600   13,993        --          --        3,978
                          1998(2)   65,000   13,000        --          --        1,650
Mae H. Squier-Dow........ 2000     156,269   18,633        --       16,500       4,711
  Co-Chief Operating
  Officer                 1999     132,600   13,993        --          --        3,978
                          1998(1)   70,000   13,000        --          --        1,650
Philip H. Yawman......... 2000     156,269   18,633        --       16,500       4,711
  Executive Vice
  President, Corporate    1999     132,200   13,993        --          --        3,966
  Development             1998(3)   60,000   23,000        --          --        1,650
Ajay Sabherwal........... 2000     156,269   55,900        --       16,500       2,353
  Executive Vice          1999(4)   36,400   41,483     39,485         --        1,092
  President, Finance and
  Chief Financial Officer

--------
(1) Mr. Dubnik and Ms. Squier-Dow joined Choice One on June 15, 1998, and the compensation disclosed is for the period from that date through December 31, 1998.
(2) Mr. Dickens joined Choice One on July 1, 1998, and the compensation disclosed is for the period from that date through December 31, 1998.
(3) Mr. Yawman joined Choice One on July 13, 1998, and the compensation disclosed is for the period from that date through December 31, 1998.
(4) Mr. Sabherwal joined Choice One on September 20, 1999, and the compensation disclosed is from that date through December 31, 1999.
(5) Except as noted, none of the named executive officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 1999 or 1998. The amount in this column for 1999 for Mr. Sabherwal includes $39,485 which represents the value of the Class B Units in Choice One Communications L.L.C. in excess of the amount Mr. Sabherwal paid for these units.
(6) Reflects Choice One's matching contributions made under its 401(k) plan on behalf of such executive officer.

Option Grants

   The following table sets forth certain information, as of December 31, 2000, concerning individual grants of stock options made during the fiscal year ended December 31, 2000 to each of the persons named in the Summary Compensation Table above.

                     Option/SAR Grants in Last Fiscal Year

                                                                            Potential
                                                                        Realizable Value
                                                                        At Assumed Annual
                                                                         Rates of Stock
                                                                              Price
                         Number of     Percent of                         Appreciation
                         Securities  Total Options  Exercise               For Option
                         Underlying    Granted To   Or Base                  Term(3)
                          Options     Employees in   Price   Expiration -----------------
Name                     Granted(#)  Fiscal Year(1)  ($/sh)     Date     5%($)      10%($)
----                     ----------  -------------- -------- ---------- -------- --------
Steve M. Dubnik.........   21,000(2)      .01%       $28.25   07/31/10  $373,092 $945,488
Kevin S. Dickens........   16,500(2)      .01%       $28.25   07/31/10  $293,144 $742,883
Mae H. Squier-Dow.......   16,500(2)      .01%       $28.25   07/31/10  $293,144 $742,883
Ajay Sabherwal..........   16,500(2)      .01%       $28.25   07/31/10  $293,144 $742,883
Philip H. Yawman........   16,500(2)      .01%       $28.25   07/31/10  $293,144 $742,883

--------
(1) Based upon total grants of options in respect of 2,314,378 shares of Common Stock made during the year ended December 31, 2000.
(2) These options were granted under the Company's 1998 Employee Stock Option Plan and vest over a three year period. Subject to the continued employment of the executive officer by the Company on each of the applicable vesting dates, 20% of the options will vest on August 1, 2001 and the remaining 80% will vest on a monthly basis over the 24 months following August 2001.
(3) The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the Company's Common Stock price over the term of the options granted in the year 2000. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

Aggregate Year-End Option Values

   The following table provides information concerning the number of unexercised options held by each of the individuals named in the Summary Compensation Table as of December 31, 2000. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 2000.

     Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values

                                                             Number of           Value of Unexercised
                                                       Securities Underlying     In-the-Money Options
                                                        Unexercised Options         at December 31,
                             Shares                   At December 31, 2000(#)         2000($)(1)
                            Acquired        Value    ------------------------- -------------------------
Name                      On Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ----------- ----------- ------------- ----------- -------------
Steve M. Dubnik.........        --            --          --        21,000          --           --
Kevin S. Dickens........        --            --          --        16,500          --           --
Mae H. Squier Dow.......        --            --          --        16,500          --           --
Ajay Sabherwal..........        --            --          --        16,500          --           --
Philip H. Yawman........        --            --          --        16,500          --           --

--------
(1) Based upon a closing price of $9.31 on December 29, 2000, as reported on The Nasdaq Stock Market.

Employment Agreements

 Steve M. Dubnik Executive Agreement

   In July 1998, in connection with Steve M. Dubnik's purchase of Class B Units of Choice One Communications L.L.C., the Company entered into an executive purchase agreement with Choice One Communications L.L.C. and Mr. Dubnik.

   Vesting. Pursuant to Mr. Dubnik's executive purchase agreement, the Company Common Stock distributed to Mr. Dubnik by Choice One Communications L.L.C. was subject to vesting over a four-year period. Of these shares, 80% are vested and the remaining 20% will vest on July 8, 2001. So long as Mr. Dubnik is employed by the Company, the Company will accelerate vesting in the event of Mr. Dubnik's death or disability and upon a sale of the Company where at least 50% of the consideration for such sale is cash or marketable securities. None of Mr. Dubnik's unvested Common Stock will vest after the date on which Mr. Dubnik's employment by the Company and its subsidiaries terminates for any reason, unless the Company terminates Mr. Dubnik's employment without cause or Mr. Dubnik terminates his employment for good reason.

   Repurchase of Securities. If Mr. Dubnik's employment is terminated for any reason other than a termination by the Company without cause or by Mr. Dubnik for good reason, Mr. Dubnik's executive purchase agreement provides that the Company or its assignees will have the right to repurchase all of Mr. Dubnik's unvested Common Stock at the lesser of fair market value or Mr. Dubnik's original cost.

   Restrictions on Transfer, Holdback and "Drag Along" Agreement. Pursuant to Mr. Dubnik's executive purchase agreement, Common Stock distributed to Mr. Dubnik by Choice One Communications L.L.C. is subject to various restrictions on transferability, holdback periods in the event of a public offering of the Company's securities and provisions requiring Mr. Dubnik to approve and, if requested by the Company, sell his shares in any sale of the Company that is approved by the Board.

   Terms of Employment. The Company may terminate Mr. Dubnik's employment at any time and for any reason. Mr. Dubnik is not entitled to receive any severance payments upon any such termination, other than payments in consideration of the noncompetition and nonsolicitation agreements discussed below.

   Noncompetition and Nonsolicitation Agreements. Mr. Dubnik's executive purchase agreement provides that, during the noncompete period defined below, Mr. Dubnik may not solicit or attempt to induce any of the Company's employees, officers or consultants, or any employees, officers or consultants of the Company's subsidiaries, to leave their employment with the Company or its subsidiaries. Mr. Dubnik may not attempt to induce any of the Company's clients, suppliers, licensees or other business relations to cease doing business with the Company, nor in any other way interfere with the Company's relationships with its employees, clients, suppliers, licensees and other business relations. In addition, during the noncompete period, Mr. Dubnik may not participate in any business engaged in the provision of telecommunications services in any of the covered states. As used in Mr. Dubnik's executive purchase agreement, the noncompete period means the period commencing on July 8, 1998 and continuing until the later of July 8, 2002 or the second anniversary of the date of termination of Mr. Dubnik's employment. However, the noncompete period shall end if at any time the Company ceases to pay Mr. Dubnik his base salary and medical benefits in existence at the time of termination reduced by any salary or benefits Mr. Dubnik receives as a result of other employment. The Company's obligation to pay Mr. Dubnik his salary and benefits terminates if Mr. Dubnik commits a vesting breach as described in the executive purchase agreement, but the noncompete period will continue until its expiration under such circumstances. As used in Mr. Dubnik's executive purchase agreement, covered states means: Connecticut, Delaware, Illinois, Indiana, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Vermont; any market for which, as of the date of termination of employment, the Company has a business plan which has been approved by the Board of Directors; and any state in which the Company has taken substantial steps in preparing a business plan, to be approved by the Board of Directors within a limited period of time, to conduct business.

 Kevin S. Dickens Executive Agreement

   In July 1998, in connection with his purchase of Class B Units of Choice One Communications L.L.C., the Company entered into an executive purchase agreement with Mr. Dickens, which is substantially similar to Mr. Dubnik's executive purchase agreement except for the differences in key provisions described in this paragraph. Common Stock distributed to Mr. Dickens by Choice One Communications L.L.C. will cease to vest after the date on which Mr. Dickens' employment with the Company or its subsidiaries terminates for any reason; however, if the Company terminates Mr. Dickens' employment without cause or Mr. Dickens terminates his employment for good reason, this Common Stock will continue to vest until the next vesting date and until at least 50% of this Common Stock vests so long as Mr. Dickens commits no covenant breach. If the Company terminates Mr. Dickens' employment for good cause, the Company has agreed to pay him only 50% of his base salary as consideration for his agreement not to compete.

 Other Executive Agreements

   In July 1998, in connection with their purchase of Class B Units of Choice One Communications L.L.C., Ms. Squier-Dow and Mr. Yawman entered into executive purchase agreements containing terms substantially similar to those contained in Mr. Dickens' executive agreement. In August 1999, in connection with his purchase of Class B Units of Choice One Communications L.L.C., Mr. Sabherwal entered into an executive purchase agreement containing terms substantially similar to those contained in Mr. Dickens' executive agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee currently is composed of Messrs. Ehrenkranz, Hernandez and Van Degna, each a non-employee director of the Company. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

Compensation Philosophy

   Our compensation program generally is designed to motivate and reward the Choice One executive officers and its employees for attaining financial, operational and strategic objectives while reinforcing our strong culture that will contribute to the overall goal of enhancing shareholder value. Our compensation program generally provides incentives to achieve short and long term objectives. The major components of compensation for executive officers are base salary, semi annual bonus incentives, and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of Choice One's compensation philosophy. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, reinforce the company's values and strong culture, and align the interests of our executive officers and employees with those of Choice One shareholders.

Components of Executive Compensation

   Base Salary. Base salaries for Choice One's executive officers are determined by evaluating the responsibilities required for the position held, individual experience and breadth of knowledge, and by reference to the competitive marketplace for management talent.

   To evaluate the competitive marketplace, Choice One retained on behalf of the Compensation Committee, a compensation-consulting firm that conducted a comprehensive survey of executive compensation provided in the telecommunications industry. The study was used as a reference standard for establishing levels of base salary, bonus and stock options. For 2000, executive compensation was targeted at the 75th percentile relative to fully competitive levels. Based on the factors set forth above, the Committee approved (or, in the case of the

Chairman and CEO, recommended that the Board of Directors approve) salary increases for all executive officers.

   Bonuses. All full-time employees of the Company, including executive officers, are eligible to receive bonuses from Choice One subject to achievement of specified company objectives. For 2000, Messrs. Dubnik, Dickens, Yawman, Sabherwal, and Ms. Squier-Dow all received bonuses. The target bonus is the same across all levels in the organization and thus is modest relative to competitive levels for executive positions. The same target level for all employees is designed to reinforce the company's culture and clearly focus on company initiatives. In 2000, the Company objectives took particular note of Choice One's growth in new markets, as well as the Company's continued expansion through the successful completion of the acquisition of US Xchange, Inc.

   Stock Awards. To promote our long-term objectives, all directors, officers and employees of Choice One are eligible for grants of stock options. The stock awards are made to officers and employees pursuant to the Company's 1998 Employee Stock Option Plan, as amended, in the form of incentive stock options, and to directors pursuant to the 1999 Directors Stock Incentive Plan, as amended, in the form of non-qualified stock options.

   Stock options represent rights to purchase shares of Choice One common stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee at a price per share specified in the option grant (which may not be less than the fair market value on the date of the grant). Stock options expire at the conclusion of a fixed term (generally 10 years).

   Since the stock options may grow in value over time, these components of our compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. We intend that these awards will strengthen the focus of its directors, officers and employees on managing Choice One from the perspective of a person with an equity stake in Choice One. The number of options granted to a particular employee is based on the position, level, competitive market data and annual performance assessment of each employee.

   During 2000, Messrs. Dubnik, Dickens, Yawman, Sabherwal, and Ms. Squier-Dow were each awarded options to purchase shares of the Company's Common Stock under the Company's 1998 Employee Stock Option Plan. A total of 2,244,378 option awards for shares of Common Stock were made under the Company's 1998 Employee Stock Option Plan during the year 2000. Awards made to directors during 2000 consisted of options with respect to 70,000 shares of Common Stock under our Directors' Stock Incentive Plan.

   Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, we may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our shareholders). Based on our current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, Choice One and the Compensation Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. Our compensation plans and policies will be modified to ensure full deductibility of executive compensation if Choice One and the Compensation Committee determine that such an action is in the best interests of Choice One.

Compensation of Chief Executive Officer

   Steve Dubnik's base salary for 2000 was increased from $145,000 to $210,000 in August and his maximum bonus target was $52,000. This amount now represents approximately seventy-five percent of fully competitive levels paid to chief executive officers of comparable companies according to the report of the compensation consultant retained on behalf of the Compensation Committee. As such, Mr. Dubnik's compensation is substantially lower than that of his peers. The Compensation Committee believes that Mr. Dubnik's stock ownership as well as Mr. Dubnik's personal commitment to lead Choice One in the pursuit of its growth strategy, provide Mr. Dubnik with significant incentive to remain with Choice One.

                                          COMPENSATION COMMITTEE

                                          John B. Ehrenkranz, Chairman
                                          Bruce M. Hernandez
                                          Robert M. Van Degna

                             AUDIT COMMITTEE REPORT

   In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2000:

  . The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements of the Company with the Company's management.

  . The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU (S) 380).

  . The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP the independence of that firm as the Company's independent auditors. All audit and non-audit services provided by Arthur Andersen LLP were reviewed by the Audit Committee, which has considered whether the provision of non-audit services is compatible with maintaining the independent auditors' independence.

  . Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Bruce M. Hernandez, Chairman
                                          John B. Ehrenkranz
                                          Robert M. Van Degna

                            STOCK PRICE PERFORMANCE

   Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based upon the market price of the Company's Common Stock as reported by The Nasdaq Stock Market, with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the period from February 16, 2000 through December 31, 2000. Prior to February 16, 2000, the Company's Common Stock was not publicly traded.

                                 [LINE GRAPH]

                Choice One      NASDAQ Composite Index  NASDAQ Telecom Index
                ----------      ----------------------  --------------------
2/17/2000         100.00                  100.00               100.00
3/31/2000         120.08                  100.53                99.587
6/30/2000         138.05                   87.19                78.684
9/29/2000          41.23                   80.74                65.964
12/29/2000         31.50                   54.31                41.880

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Merger Agreement with US Xchange, Inc.

   On August 1, 2000, US Xchange, Inc., a Grand Rapids Michigan based competitive local exchange carrier, merged into a wholly owned subsidiary of the Company pursuant to the terms of a merger agreement among the Company, the merger subsidiary and Ronald H. VanderPol, US Xchange's sole stockholder. The aggregate consideration for the transaction consisted of:

  . cash consideration of $303.0 million, of which certain amounts were used to pay the principal and interest on the 15% Senior Notes due July 1, 2008 of US Xchange's subsidiary, the principal on other indebtedness of US Xchange and costs incurred by US Xchange in connection with the transactions contemplated by the merger agreement; and

  . 6.7 million shares of the Company's Common Stock, of which 535,296 shares were issued to select US Xchange employees.

   In connection with the US Xchange merger, in August 2000, the Company entered into a fiber optic and grant of IRU agreement with RVP Fiber Company L.L.C., an affiliate of Mr. VanderPol. The agreement provides the Company with a fiber network consisting of 485 intra-city and 1,691 inter-city miles of fiber. On December 31, 2000, the intra-city fiber network was operational and a portion of the inter-city fiber network was operational. The Company expects the remaining fiber network to be activated during 2001.

   Mr. VanderPol also agreed to indemnify the Company for breach of representations, warranties, covenants and agreements made by US Xchange or Mr. VanderPol, provided that the maximum amount of indemnifiable damages that may be recovered from Mr. VanderPol is $125.0 million. Mr. VanderPol has deposited 781,250 shares of the Company's Common Stock into an escrow account to secure his indemnification obligations to the Company. Any of these shares not used to satisfy indemnification obligations will be released to Mr. VanderPol on August 1, 2001 if no indemnification claims are then pending.

Transaction and Purchase Agreements

   The following institutional investors and members of management are parties to a transaction agreement dated July 1998, as amended, and related agreements, pursuant to which they purchased ownership interests of Choice One Communications L.L.C. for aggregate consideration of approximately $62.1 million:

  . Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., and MSCP III 892 Investors, L.P., collectively referred to as Morgan Stanley Capital Partners invested approximately $41.7 million or 67.2%;

  . The Fleet entities, consisting of Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., Chisholm Partners III, L.P. and Kennedy Plaza Partners, invested $10.0 million or 16.1%;

  .  Waller-Sutton Media Partners, L.P. invested $5.0 million or 8.0%;

  .  First Union Capital Partners, Inc. invested $1.0 million or 1.6%;

  .  General Electric Capital Corporation invested $1.0 million or 1.6%; and

  .  Royce J. Holland invested $250,000 or 0.4%.

   Prior to the Company's initial public offering on February 16, 2000, Choice One Communications L.L.C. owned all of the outstanding Common Stock of the Company. On February 23, 2000, Choice One Communications L.L.C. was liquidated and its shares of Common Stock were distributed to the members. Certain provisions of the transaction and purchase agreements continue in effect, however, including:

  . an agreement among institutional investors and management to vote their shares:

    (i) for the election to the Board of a specified number of designees of Morgan Stanley Capital Partners, declining as Morgan Stanley Capital Partners' ownership declines; one designee of each of Fleet and Waller-Sutton, ceasing when the designating party's ownership falls below a specified threshold; the Company's chief executive officer; and at least one outside director;

    (ii) to ensure that the composition of the executive committee and pricing committee are as described above, so long as, in the case of a designee of an investor member to such committee, the investor member is entitled to designate at least one director to the board; and

    (iii) for the election to the board of a designee of Ronald VanderPol so long as Mr. VanderPol continues to own at least 4.5 million shares of Common Stock.

  . business plans and budgets will continue to be subject to Board approval pursuant to specified procedures;

  . all institutional investors and members of management will have the right to sell their pro rata portion of their shares if any other member proposes to sell its shares in certain transactions; and

  . all institutional investors and members of management will be required to sell their shares in any sale of the Company approved by the Board.

Initial Public Offering

   On February 16, 2000, the Company completed its initial public offering. Morgan Stanley & Co. Incorporated was the lead underwriter in connection with such offering. Messrs. Ehrenkranz, Janson and Hoch are managing directors of Morgan Stanley & Co. Incorporated.

Series A Senior Cumulative Preferred Stock

   On August 1, 2000, the Company sold 200,000 shares of its Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of Common Stock for $.01 per share to three private equity funds sponsored by Morgan Stanley Capital Partners. The aggregate consideration paid to the Company was $200 million.

Subordinated Debt

   On November 10, 2000, the Company exercised its option to borrow under its subordinated debt facility which consists of a $180 million unsecured loan. The subordinated debt facility is structured as a one-year overfund facility, and $30 million of the subordinated debt loan proceeds have been deposited in an escrow account under the control of Morgan Stanley Senior Funding, Inc., as initial purchaser, for the purpose of satisfying future interest obligations.

Registration Rights Agreements

   The Company is a party to a registration rights agreement dated as of July 8, 1998, as amended, with institutional investors, preferred stockholders and management requiring the Company to register, subject to specified conditions and limitations, their Common Stock and Series A Preferred Stock of the Company. The holders of a majority of the equity held by institutional investors are entitled to demand five registrations on Form S-1 and unlimited registrations on Form S-3. After one registration of this kind has been effected, holders of a majority of the equity held by management may demand one registration on Form S-3. After one registration has been effected, institutional investors holding 20% of the outstanding registrable securities, or two out of the three largest institutional investor holders, can demand four registrations on Form S-1, minus any Form S-1 registration effected at the demand of a majority of institutional investors, and unlimited registrations on Form S-3. The holders of Series A Preferred Stock, who also hold warrants, are entitled to two demand registrations. In addition, all parties to the registration rights agreement are entitled to include their shares on primary or secondary registered public offerings of the Company's securities. Subject to limitations, the Company is required to bear all registration expenses, including the cost of no more than one independent legal counsel for all selling holders of registrable shares, and other expenses in connection with these registrations, other than underwriting discounts and commissions, and must provide appropriate indemnification to institutional investors and management.

   Pursuant to the US Xchange merger agreement dated May 14, 2000, Mr. VanderPol may require the Company to register his Common Stock, subject to specified conditions and limitations. Mr. VanderPol was granted five demand registration rights which may not be exercised until the earlier to occur of a sale of shares pursuant to at least one demand registration by institutional investors in accordance with the agreement described above or August 1, 2002. Mr. VanderPol was also granted unlimited piggyback registration rights with respect to the shares of Common Stock that he received as part of the stock consideration from the merger with US Xchange. These piggyback registration rights are not exercisable until January 28, 2001, are subordinate to the piggyback registration rights granted to the Company's management and institutional advisors described above, and are subject to standard cutback provisions and blackout periods.

Transactions with Affiliates

   On August 19, 1999, the Company loaned $186,000 to Ajay Sabherwal, the Company's Executive Vice President and Chief Financial Officer. This loan bears interest at a rate of 5.96% and the balance of this loan as of March 31, 2001 was $111,600. Mr. Sabherwal will repay the loan in five annual installments, the first three of which have been made. The loan is secured by a pledge from Mr. Sabherwal of 440,054 shares of Common Stock which are owned by Mr. Sabherwal.

   The Company has elected not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination involving an interested stockholder or its affiliates for a period of three years after the date of the transaction in which the person became an interested stockholder.

                             STOCKHOLDER PROPOSALS

   The Company's Certificate of Incorporation and By-laws require any stockholder who wishes to bring any proposal before a meeting of stockholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, or within ten days of the giving of notice to the stockholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the stockholder submitting such proposal and all persons acting in concert with such stockholder; (ii) the name and address of the persons identified in clause (i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company's Common Stock beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Company to consider such proposal.

   Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

   The presiding officer at the Annual Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

   Under the rules of the SEC, stockholder proposals intended to be presented at the next annual meeting (to be held in 2002) must be received by the Company on or before December 28, 2001 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Office of General Counsel, Choice One Communications Inc., 100 Chestnut Street, Suite 600, Rochester, New York 14604.

                             ADDITIONAL INFORMATION

   The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone, telegram, letter, facsimile or other means of communications. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. In addition, the Company has engaged the firm of MacKenzie Partners as its proxy solicitor in connection with the Annual Meeting for an amount not to exceed $3,000 plus reimbursement of reasonable costs incurred by MacKenzie Partners.

   According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation", "Audit Committee Report" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                        ANNEX A: AUDIT COMMITTEE CHARTER

                         CHOICE ONE COMMUNICATIONS INC.
                            AUDIT COMMITTEE CHARTER

   Choice One Communications Inc., (the "Corporation") adopts the following charter (the "Charter") with respect to the establishment and maintenance of the Audit Committee of the Corporation's Board of Directors (hereinafter referred to as the "Committee"):

Section 1. Committee Membership.

   1.1 The Committee shall consist of at least three members comprised solely of independent directors ("Independent Directors"), as defined herein, each of whom is financially literate and able to read and understand the various fundamental financial statements and balance sheets of a company or will be able to become so informed within a reasonable period of time after appointment to the Committee.

   1.2 The Committee shall be chaired by an Independent Director appointed by the Board.

   1.3 At least one member of the Committee shall have accounting or financial management expertise, based on either past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience that results in the member's financial sophistication.

   1.4 The Committee may under exceptional and limited circumstances act in the best interests of the Corporation and its shareholders by appointing a Committee member who is not an Independent Director; provided, however, the member shall not be a current employee or an immediate family member of an employee, as defined in Section 1.5(c) herein, and the Board shall disclose in its annual proxy statement the nature of the relationship and the reason(s) for appointing such individual as a Committee member.

   1.5 As used in this Charter, Independent Director shall refer to a person other than an officer or employee of the Corporation or its subsidiaries or any other person having a relationship, which in the opinion of the Corporation's directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall NOT be considered Independent Directors:

     (a) a director employed by the Corporation (or its affiliates) for the current year and any of the past three years;

     (b) a director who accepted from the Corporation (or its affiliates) (i) $60,000 during the previous fiscal year (other than compensation for board service), (ii) benefits under a tax-qualified retirement plan or (iii) benefits under non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who, over the last three years was employed by the Corporation (or its affiliates) as an executive officer. Immediate family, as used herein, includes: spouse, parents, siblings, children, mother and father in-laws, brother and sister in-laws, son and daughter in-laws and anyone who resides in the home of such individual;

     (d) a director who is a partner in, a controlling shareholder of, or an executive officer of any for-profit corporation to which the Corporation made or received as payments (other than in the form of securities investments) an amount that exceeded 5% of the Corporation's consolidated gross revenues for that year or $200,000, whichever is more in any of the past three years; and

     (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

Section 2. Committee Duties and Responsibilities.

   The Committee shall provide effective oversight of the Corporation's financial reporting process, regularly evaluate the adequacy of internal controls as they relate to financial matters of the Corporation, review and assess relationships with external and internal auditors, stay informed of any and all financial compliance issues, and exercise the following powers and duties with respect to the matters listed below:

     (a) review and reassess the adequacy of the Committee's charter and the actions of the Committee in fulfilling its charter on an annual basis;

     (b) review and approve the Corporation's annual financial statements, annual reports, registration statements, and material amendments thereto, as filed with the U.S. Securities and Exchange Commission, and make recommendations to the Board regarding the Board's execution of such reports;

     (c) review the Corporation's programs for compliance with applicable financial disclosure requirements;

     (d) ensure that the Committee receives an independent auditor's formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independent Standards Board Standard 1;

     (e) actively maintain communication with the independent auditor with respect to any disclosure of relationships or services that would potentially impact the objectivity of the auditor;

     (f) take or recommend that the full Board take any appropriate action to oversee the independence of the independent auditor;

     (g) review the auditing of the Corporation's financial statements with the independent auditor, including the plan, fees and the results of its auditing engagements;

     (h) review the non-audit professional services provided by the Corporation's independent auditor and its related fees, considering the possible effect these services may have on the independence of such accountants;

     (i) make recommendations to the Board regarding the engagement of an independent auditor, noting however, that the Committee has the ultimate authority to select, evaluate, and where appropriate, replace an independent auditor (or nominate an independent auditor to be approved by proxy);

     (j) review the Corporation's processes to maintain an adequate system of internal controls;

     (k) review the scope and results of the Corporation's internal audit plans and procedures;

     (l) direct and supervise investigations into matters within the scope of the Committee's duties;

     (m) recommend to the Board any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

     (n) carry out such other duties and responsibilities as may be assigned to the Committee by the Board.

Section 3. Full Access to Information.

   In carrying out these responsibilities, the Committee shall have full access to the independent auditor(s), internal auditor(s), any of the Corporation's employee and non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. Similarly, the Corporation's independent auditor(s), internal auditor(s), general counsel, if any, and executive and financial management will have full access to the Committee and to the Board of Directors, and each is responsible for bringing before this Committee or its Chair in a timely manner any matter he or she feels appropriate to the discharge of the Committee's responsibility.

--------------------------------------------------------------------------------

                        CHOICE ONE COMMUNICATIONS INC.
                        100 CHESTNUT STREET, SUITE 600
                           ROCHESTER, NEW YORK 14604

            Proxy Solicited on Behalf of the Board of Directors of
              The Company for the Annual Meeting on May 23, 2001

The undersigned hereby appoints as Proxies, each of STEVE M. DUBNIK and KEVIN S. DICKENS, with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of capital stock of Choice One Communications Inc. held of record by the undersigned on April 6, 2001, at the Annual Meeting of Stockholders to be held on May 23, 2001 and any adjournments thereof.

This proxy when properly executed will be voted as directed. You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxies cannot vote your shares unless you sign and return this card. Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States of America.

If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in the full corporate name by a duly authorized officer stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

                        PLEASE VOTE, SIGN, AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE

                                                   \/  FOLD AND DETACH HERE  \/
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                -----------------------------------
                                                                                                         Remove Before Printing
                                                                                                -----------------------------------

                                                  CHOICE ONE COMMUNICATIONS INC.
                                           PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.

                                                  For All   Withhold    For all
                                                              All       Except:
1.        Proposal 1 -- Election of 3 Directors     ( )       ( )         ( )       3.     In their discretion, the Proxies are
          01-John B. Ehrenkranz, 02-Michael M.                                             authorized to vote on any other business
          Janson, 03-Richard Postma                                                        that may properly come before the
                                                                                           meeting.
          --------------------------------------
          (Except nominee(s) written above)

                                                 For        Against     Abstain
2.        Proposal 2 -- Ratify the appointment   ( )          ( )         ( )        Address
          of Arthur Andersen LLP as independent                                      Change
          accountants.                                                               Requested
                                                                                              _____ ( ) (correct address where
                                                                                                           indicated below)

                     ----------------------------                                    Plans to
                                                                                     Attend
                        Remove Before Printing                                       Meeting  _____ ( )

                     ----------------------------                                     Date: ___________, 2001

                                                                                      ____________________________________________
                                                                                      Signature(s)
                                                                                      NOTE: Please sign exactly as name appears
                                                                                      hereon.

Change of Address:
______________________________________
______________________________________
______________________________________